Perritt Funds, Inc. 485BPOS

Exhibit 11

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 046988-0101

September 27, 2024

Perritt Funds, Inc.
300 South Wacker Drive
Suite 2880
Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel for you in connection with the preparation of an amended Registration Statement on Form N-14 (the “Registration Statement”) relating to the issuance of shares of common stock by the Perritt MicroCap Opportunities Fund (the “MicroCap Opportunities Fund”), a series of Perritt Funds, Inc. (the “Company”), in connection with the MicroCap Opportunities Fund’s acquisition of the assets and liabilities of the Perritt Ultra MicroCap Fund, a series of the Company, in the manner set forth in the Registration Statement. In this connection we have examined: (a) the Registration Statement; (b) the Company’s Articles of Incorporation and Bylaws, each as amended or supplemented to date; (c) the Company’s corporate proceedings relative to the authorization for issuance of the shares of common stock of the MicroCap Opportunities Fund; (d) the form of agreement and plan of reorganization; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. We have made such other investigation as we have deemed appropriate, and we have examined and relied upon certificates of public officials.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Company’s Board of Directors; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Company on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. Where documents are referred to in resolutions approved by the Board of Directors, or in the Registration Statement, we have assumed such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

We are giving this opinion letter only as attorneys licensed to practice law in the State of Wisconsin. Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the provisions of the Maryland General Corporate Law that, in our experience, generally are applicable to the issuance of shares of common stock by entities such as the Company. We express no opinion with respect to any other laws. We express no opinion herein as to the effect of any other laws, rules or regulations.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

Securities and Exchange Commission

September 27, 2024

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all shares of common stock are issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any amendments thereto, we are of the opinion that the shares of common stock when sold as contemplated in the Registration Statement will be legally issued, fully paid and non-assessable.

In rendering the opinion above, insofar as it relates to the valid existence of the Company, we have relied solely on a certificate of the State of Maryland Department of Assessments and Taxation, and such opinion is limited accordingly and is rendered as of the date of such certificate.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933 (or the rules and regulations of the SEC thereunder), or within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 (or the rules and regulations of the SEC thereunder).

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP